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EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statements No. 33-56097 on Form S-8, No. 33-37531 on Form S-3 and No. 333-84849 on Form S-4 of Avatex Corporation of our report dated May 21, 2002, which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company's ability to continue as a going concern, appearing in this Annual Report on Form 10-K of Avatex Corporation for the year ended March 31, 2002.

Deloitte & Touche LLP
Dallas, Texas
June 7, 2002

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  EXHIBIT 23
INDEPENDENT AUDITORS' CONSENT